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                                                                   EXHIBIT 10.19

                                CREDIT AGREEMENT

         THIS AGREEMENT is entered into as of February 6, 2001, by and between MOUNTAIN COMPRESSED AIR, INC., a Texas corporation ("Borrower"), and WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS
                                    --------

         Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

                                    ARTICLE I
                                  CREDIT TERMS
                                  ------------

         SECTION 1.1     LINE OF CREDIT.

         (a) LINE OF CREDIT. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including January 31, 2002, not to exceed at any time the aggregate principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) ("Line of Credit"), the proceeds of which shall be used to support working capital, issue letters of credit (with a $100,000.00 sublimit), and general corporate purposes. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of EXHIBIT A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

         (b) LIMITATION ON BORROWINGS. Outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of $500,000.00 when combined with the undrawn Letters of Credit (as hereinafter defined). All borrowings under the Line of Credit shall be in amounts of at least $10,000. There will be no minimum amount required on borrowings under the Line of Credit if borrowed through Bank's credit sweep product.

         (c) LIMITATION ON BORROWINGS. OUTSTANDING BORROWINGS UNDER THE LINE OF CREDIT, TO A maximum of the principal amount set forth above, shall not at any time exceed an aggregate of seventy-five percent (75%) of Borrower's eligible accounts receivable. All of the foregoing shall be determined by Bank upon receipt and review of all collateral reports required hereunder and such other documents and collateral information as Bank may from time to time require. Borrower acknowledges that said borrowing base was established by Bank with the understanding that, among other items, the aggregate of all returns, rebates, discounts, credits and allowances for the immediately preceding three (3) months at all times shall be less than five percent (5%) of Borrower's gross sales for said period. If such dilution of Borrower's accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of Borrower's gross sales for said period, or if there at any time exists any other matters, events, conditions or contingencies which Bank reasonably believes may affect payment of any portion of Borrower's accounts, Bank, in its sole discretion, may reduce the foregoing advance rate against eligible accounts receivable to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against Borrower's eligible accounts receivable.

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         As used herein, "eligible accounts receivable" shall consist solely of trade accounts created in the ordinary course of Borrower's business, upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which Bank has a perfected security interest of first priority, and shall not include:

                  (i) any account which is more than sixty (60) days past due or ninety (90) days from the invoice date;

                  (ii) that portion of any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

                  (iii) any account which represents an obligation of any state or municipal government or of the United States government or any political subdivision thereof (except accounts which represent obligations of the United States government and for which the assignment provisions of the Federal Assignment of Claims Act, as amended or recodified from time to time, have been complied with to Bank's satisfaction);

                  (iv) any account which represents an obligation of an account debtor located in a foreign country, except to the extent any such account, in Bank's determination, is supported by a letter of credit or insured under a policy of foreign credit insurance, in each case in form, substance and issued by a party acceptable to Bank;

                  (v) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, member, parent or subsidiary of Borrower;

                  (vi) that portion of any account, which represents interim or progress billings or retention rights on the part of the account debtor;

                  (vii) any account which represents an obligation of any account debtor when twenty percent (20%) or more of Borrower's accounts from such account debtor are not eligible pursuant to (i) above;

                  (viii) that portion of any account from an account debtor which represents the amount by which Borrower's total accounts from said account debtor exceeds twenty-five percent (25%) of Borrower's total accounts;

                  (ix) any account in which services have not been rendered or goods have not been shipped;

                  (x) any account deemed ineligible by Bank when Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory.

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         (d) LETTER OF CREDIT SUBFEATURE. As a subfeature under the Line of
Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue standby letters of credit for the account of Borrower for bonding or security deposit purposes (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed One Hundred Thousand and 00/100 Dollars ($100,000.00). The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. Each Letter of Credit shall be issued for a term not to exceed three hundred sixty-five (365) days, as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof. Each draft paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any draft is paid, then Borrower shall immediately pay to Bank the full amount of such draft, together with interest thereon from the date such draft is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such draft. If Borrower does not pay to Bank the sums due for such draft, the unpaid amount thereof shall bear interest equal to the Base Rate (as defined in the Line of Credit Note) plus two percent (2%) for each day from and including the date such draft was paid by Bank to the date of repayment by Borrower. Upon any Event of Default and upon the request of Bank, the Borrower shall deposit in the Cash Collateral Account an amount in cash equal to the aggregate undrawn amount of all outstanding Letters of Credit as of such date.

         (e) BORROWING, REPAYMENT AND PREPAYMENT. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above. Borrower may prepay principal on the Line of Credit without penalty on one (1) business day's advance notice. Prepayments of the Line of Credit will be at least $100,000. There will be no minimum amount required on prepayments of the Line of Credit if paid through Bank's credit sweep product. Notwithstanding any other provision contained herein, if the Line of Credit should be refinanced in such a manner whereby Bank is no longer the lender hereunder, any prepayment shall include a prepayment fee in an amount equal to one percent (1%) of the outstanding principal balance on the Line of Credit plus all interest accrued to the prepayment date plus all other fees and expenses due hereunder. On the due date, all payments of principal, interest, expenses, or other fees due and payable by the Borrower to the Bank will be automatically debited from an established checking account of the Borrower maintained at the Bank. Any overdraft created in such checking account as a result of such payments will be considered to be a failure to make payments when due and an Event of Default.

         (f) CASH COLLATERAL ACCOUNT. Borrower shall maintain with Bank, and Borrower hereby grants to Bank a security interest in, a non-interest bearing deposit account over which Borrower shall have no control ("Cash Collateral Account") and into which the proceeds of all Borrower's accounts and other rights to payment in which Bank has a security interest shall be deposited immediately upon their receipt by Borrower in the Event of Default. Bank shall, and Borrower hereby authorizes Bank to, apply all such proceeds immediately upon their receipt by Bank as a principal reduction on the Line of Credit, and the balance, if any, as an interest reduction on the Line of Credit.

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         SECTION 1.2       TERM LOAN.

         (a) TERM LOAN. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make a loan to Borrower in the principal amount of Three Million Five Hundred Fifty Thousand and 00/100 Dollars ($3,550,000.00) ("Term Loan"), the proceeds of which shall be used to finance the initial purchase of fixed assets of Mountain Air Drilling Service Co., Inc., a Colorado corporation (the "Seller"). Advances on the combined face value of the Term Loan and the Delayed Draw Term Loan will not exceed seventy-five percent (75%) of the "as improved" orderly liquidation value ("OLV") of the existing fixed assets being purchased from the Seller plus the planned upgrades as determined by an independent qualified appraiser engaged and approved by Bank and paid for by Borrower. Borrower's obligation to repay the Term Loan shall be evidenced by a promissory note substantially in the form of EXHIBIT B attached hereto ("Term Note"), all terms of which are incorporated herein by this reference.

         (b) REPAYMENT. Principal and interest on the Term Loan shall be repaid in accordance with the provisions of the Term Note.

         (c) OPTIONAL PREPAYMENT. If the Term Loan bears interest at the Base Rate (as defined in the Term Note), then Borrower may prepay the Term Loan without penalty on one (1) business day's advance notice. Such prepayments of the Term Loan will be at least $100,000. If the Term Loan bears interest at LIBOR (as defined in the Term Note), then Borrower may prepay the Term Loan without penalty (except as provided in the Term Note) on three (3) business days' advance notice. Such prepayments of the Term Loan will be at least $500,000 and a multiple of $100,000. All prepayments will include interest accrued to the prepayment date and all other fees and expenses due. All prepayments will be applied in the inverse order of payments due on the Term Loan. Notwithstanding any other provision contained herein, if the Term Loan should be refinanced in such a manner whereby Bank is no longer the lender hereunder, any prepayment shall include a prepayment fee in an amount equal to one percent (1%) of the outstanding principal balance on the Term Loan plus all interest accrued to the prepayment date plus all other fees and expenses due hereunder.

         (d) MANDATORY PREPAYMENT. Beginning May 31, 2002, Borrower will make an annual principal payment on June 30th of each year (in addition to any scheduled quarterly principal payment as provided in the Term Note) equal to fifty percent (50%) of Borrower's prior fiscal year Free Cash Flow. "Free Cash Flow" is defined herein as EBITDA (hereafter defined) less the sum of (i) interest payments, (ii) scheduled quarterly principal payments (as provided in the Term Note and Delayed Draw Term Note, as hereinafter defined), (iii) taxes, (iv) the Change in Adjusted Working Capital, and (v) unfinanced capital expenditures. "Change in Adjusting Working Capital" is defined herein as the Adjusted Working Capital at the most recent fiscal year end less the Adjusted Working Capital of the previous fiscal year end. "Adjusted Working Capital" is defined herein as current assets less cash and marketable securities less current liabilities less interest-bearing debt or obligations that are classified as current liabilities (as all such terms are defined under generally accepted accounting principles). All prepayments will be applied in the inverse order of payments due on the Term Loan.

         SECTION 1.3       DELAYED DRAW TERM LOAN.

         (a) DELAYED DRAW. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including the last day of May, 2001, not to exceed the aggregate principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) ("Delayed Draw Term Loan"), the proceeds of which shall be used to finance the planned upgrade of currently owned equipment, and which shall be converted on the last day of May, 2001, to a term loan, as described more fully below and in the Delayed Draw Term Note. Advances on the Delayed Draw Term Loan are not to exceed one hundred percent (100%) on invoices on the planned purchases of Gardener Denver Model MDY Boosters, with CAT D353 diesel engines and miscellaneous parts and labors. In addition, advances on the combined face value of the Term Loan and the Delayed Draw Term Loan shall not exceed seventy-five percent (75%) of the "as improved" OLV of the existing fixed assets being purchased from the Seller plus the planned upgrades as determined by an independent qualified appraiser engaged and approved by Bank at the expense of Borrower, whether or not the Delayed Draw Term Loan actually closes or any future advances are actually made. Borrower's obligation to repay advances under the Delayed Draw Term Loan shall be evidenced by a promissory note substantially in the form of EXHIBIT C attached hereto ("Delayed Draw Term Note"), all terms of which are incorporated herein by this reference.

         (b) LIMITATION ON BORROWINGS. Notwithstanding any other provision of this Agreement, the aggregate amount of all outstanding borrowings under the Delayed Draw Term Loan shall not at any time exceed a maximum of Five Hundred Thousand and 00/100 Dollars ($500,000.00). If the Delayed Draw Term Loan bears interest at the Base Rate (as defined in the Delayed Draw Term Note), then borrowings under the Delayed Draw Term Loan shall be in amounts of at least $10,000. If the Delayed Draw Term Loan bears interest at LIBOR (as defined in the Delayed Draw Term Note), then borrowings under the Delayed Draw Term Loan shall be in amounts and multiples of at least $100,000.

         (c) BORROWING AND REPAYMENT. Borrower may from time to time during the period in which Bank will make advances under the Delayed Draw Term Loan borrow and partially or wholly repay (subject to prepayment provisions contained herein and in the Delayed Draw Term Note) its outstanding borrowings, provided that amounts repaid may not be reborrowed, subject to all the limitations, terms and conditions contained herein; provided however, that the total outstanding borrowings under the Delayed Draw Term Loan shall not at any time exceed the maximum principal amount available thereunder, as set forth above. All unpaid interest on the Delayed Draw Term Note as of the last day of May shall be paid on such date. The outstanding principal balance and interest of the Delayed Draw Term Loan shall be due and payable in full on January 31, 2004; provided, however, that so long as Borrower is in compliance on said date with all terms and conditions contained herein and in any other documents evidencing the Delayed Draw Term Loan, Bank agrees to restructure repayment of said outstanding principal balance so that principal and interest shall be due and payable in eleven (11) installments of principal plus interest each, the first ten (10) of which shall be in the principal amount equal to five percent (5%) of the outstanding principal balance on the Delayed Draw Term Note at the end of the business day on May 31, 2001, plus interest each, with the first such installment being due and payable on the last day of August, 2001, the next nine such installments being paid on the last day of November, February, May, and August thereafter, and the eleventh (11th) and final installment, if not sooner paid, shall be due and payable on January 31, 2004, in amount equal to the entire balance of principal and interest then due and owing on said Delayed Draw Term Note.

         (d) PREPAYMENT. If the Delayed Draw Term Loan bears interest at the Base Rate (as defined in the Delayed Draw Term Note), then Borrower may prepay the Delayed Draw Term Loan without penalty on one (1) business day's advance notice. Such prepayments of the Delayed Draw Term Loan will be at least $100,000. If the Delayed Draw Term Loan bears interest at LIBOR (as defined in the Delayed Draw Term Note), then Borrower may prepay the Delayed Draw Term Loan without penalty (except as provided in the Delayed Draw Term Note) on three (3) business days' notice. Such prepayments of the Delayed Draw Term Loan will be at least $500,000 and a multiple of $100,000. All prepayments will include interest accrued to the prepayment date and all other fees and expenses due. All prepayments will be applied in the inverse order of payments due on the Delayed Draw Term Loan. Notwithstanding any other provision contained herein, if the Delayed Draw Term Loan should be refinanced in such a manner whereby Bank is no longer the lender hereunder, any prepayment shall include a prepayment fee in an amount equal to one percent (1%) of the outstanding principal balance on the Delayed Draw Term Loan plus all interest accrued to the prepayment date plus all other fees and expenses due hereunder.

         SECTION 1.4       INTEREST/FEES.

         (a) INTEREST. The outstanding principal balance of the Line of Credit shall bear interest at the rate of interest set forth in the Line of Credit Note. The outstanding principal balance of the Term Loan shall bear interest at the rate of interest set forth in the Term Note. The outstanding principal balance of the Delayed Draw Term Loan shall bear interest at the rate of interest set forth in the Delayed Draw Term Note.

         (b) COMPUTATION AND PAYMENT. Interest shall be computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument required hereby.

         (c) COMMITMENT FEE. Borrower shall pay to Bank a non-refundable commitment fee equal to $45,500, which fee shall be due and payable in full contemporaneously herewith.

         (d) UNUSED COMMITMENT FEE. Borrower shall pay to Bank a fee equal to one-half of one percent (1/2%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit and shall be due and payable by Borrower in arrears within ten (10) days after each billing is sent by Bank.

         (e) LETTER OF CREDIT FEES. Borrower shall pay to Bank (i) fees upon the issuance of each Letter of Credit and on each anniversary date thereafter equal to the same percent as the then existing LIBOR margin of the face amount thereof, (ii) fees upon the payment or negotiation of each draft under any Letter of Credit equal to the greater of one-fourth percent (1/4%) of the amount of such draft or $250.00, and (iii) fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity, including, without limitation, amendment fees of $130 per amendment, and courier fees of $25.00 each.

         SECTION 1.5 COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest, and fees due under each credit subject hereto by charging Borrower's deposit account number 4496857319 with Bank, or any other deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

         SECTION 1.6       COLLATERAL.

         As security for all indebtedness of Borrower to Bank subject hereto and all of Borrower's obligation hereunder and all other Loan Documents executed herewith, as same may be amended, modified, restated, extended and/or rearranged from time to time (collectively the "Indebtedness"), Borrower hereby grants to Bank security interests of first priority in all Borrower's assets. All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all reasonable costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits, title insurance, and attorneys' fees.

         SECTION 1.7 GUARANTIES. All Indebtedness of Borrower to Bank hereunder shall be guaranteed jointly and severally by OilQuip Rentals, Inc., a Delaware corporation ("OilQuip"), Munawar Hidayatallah and Jayne Hidayatallah, as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank.

         SECTION 1.8 SUBORDINATION OF DEBT. All obligations of Borrower to Seller, including, without limitation, that certain $2,200,000 unsecured promissory note dated as of even date herewith (the "Seller Note"), shall be subordinated in right of repayment to all obligations of Borrower to Bank including, without limitation, the Indebtedness, as evidenced by and subject to the terms of subordination agreements in form and substance satisfactory to Bank. All obligations of Borrower to Wells Fargo Energy Capital, Inc., including, without limitation, that certain $2,000,000 secured promissory note dated as of even date herewith (the "Energy Capital Note") shall be subordinated in right of payment to all obligations of Borrower to Bank including, without limitation, the Indebtedness, as evidenced by and subject to the terms of subordination agreements in form and substance satisfactory to Bank.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

         SECTION 2.1 LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Texas, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in New Mexico, Utah, Colorado, and all other jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

         SECTION 2.2 AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

         SECTION 2.3 NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

         SECTION 2.4 LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

         SECTION 2.5 CORRECTNESS OF FINANCIAL STATEMENT. The pro forma financial statement of Borrower has been prepared by the chief financial officer of Borrower after doing the required due diligence for Borrower to represent and warrant herein that such statement is complete and correct and presents fairly the financial condition and projections of Borrower for the period therein stated. The balance sheet of Borrower dated February 6, 2001, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower,
(b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such balance sheet there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

         SECTION 2.6 INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

         SECTION 2.7 NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

         SECTION 2.8 PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

         SECTION 2.9 ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

         SECTION 2.10 OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

         SECTION 2.11 ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance, which compliance could not reasonably be expected to have a material adverse effect (as such term is used in Section 3.1(c) hereof), with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

         SECTION 2.12 REAL PROPERTY. The Borrower has no real property.

         SECTION 2.13 NO CONSENT. The Borrower's execution, delivery and performance of each of the Loan Documents, including this Agreement, to which the Borrower is a party do not require the consent or approval of any other person or entity which has not been obtained, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

         SECTION 2.14 QUALIFIED COMMERCIAL LOAN. This loan is a Qualified Commercial Loan as defined in Chapter 306 of the Texas Finance Code. This loan is not secured by real property and is not a loan for the purpose of financing a business licensed by the Motor Vehicle Board of the Texas Department of Transportation under Section 4.01(a), Texas Motor Vehicle Commission (Article 4413(36), Vernon's Texas Civil Statutes). Borrower has been advised by Lender to seek advice of an attorney and an accountant in connection with this Qualified Commercial Loan and Borrower has had the opportunity to seek the advice of an attorney and accountant of Borrower's choice in connection with this Qualified Commercial Loan.

                                   ARTICLE III
                                   CONDITIONS
                                   ----------

         SECTION 3.1 CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

         (a) APPROVAL OF BANK COUNSEL. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank's counsel.

         (b) DOCUMENTATION. Bank shall have received, in form and substance satisfactory to Bank, such documents as Bank may require including, without limitation, each of the documents described on EXHIBIT D attached hereto.

         (c) FINANCIAL CONDITION. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower or any guarantor hereunder, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any such guarantor.

         (d) INSURANCE. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank, including without limitation, policies of fire and extended coverage insurance covering all real property collateral required hereby, with replacement cost and mortgagee loss payable endorsements, and such policies of insurance against specific hazards affecting any such real property as may be required by governmental regulation or Bank, and all containing provisions that such policies cannot be cancelled without thirty (30) days' prior written notice to Bank.

         (e) APPRAISALS. Bank shall have obtained, at Borrower's cost, an appraisal of all collateral required hereby, and all improvements thereon, issued by an appraiser acceptable to Bank and in form, substance and reflecting values satisfactory to Bank, in its discretion.

         SECTION 3.2 CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

         (a) COMPLIANCE. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist. No material adverse change (as such term is used in Section 3.1(c) hereto) shall have occurred since February 6, 2001.

         (b) DOCUMENTATION. Bank shall have received all additional documents which may be required in connection with such extension of credit.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS
                              ---------------------

         Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

         SECTION 4.1 PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

         SECTION 4.2 ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

         SECTION 4.3 FINANCIAL STATEMENTS. Provide or cause to be provided to Bank all of the following, in form and detail satisfactory to Bank:

         (a) not later than 90 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a recognized independent accounting firm acceptable to Bank, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles, together with an unqualified opinion and such firm's covenant compliance calculations, certified by a senior financial officer;

         (b) not later than 45 days after and as of the end of each calendar quarter, a financial statement of Borrower, prepared by Borrower, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles, together with covenant compliance calculations, certified by a senior financial officer;

         (c) not later than 25 days after and as of the end of each calendar month, a borrowing base certificate attached hereto as Schedule I, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts, and not later than 25 days after and as of each calendar month, a list of the names and addresses of all Borrower's account debtors; all of which Borrower shall deliver to Wells Fargo Wholesale Services, 1740 Broadway St., 3rd Floor, MAC C7300-031, Denver, CO 80274;

         (d) not later than 45 days after and as of the end of each calendar quarter, a financial statement of OilQuip, prepared by and certified by a senior financial officer of OilQuip, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles;

         (e) not later than 90 days after each calendar year, the financial statements of Munawar Hidayatallah and Jayne Hidayatallah, signed and certified to the Bank on Bank's form and such individuals' income tax returns for such year;

         (f) contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of a senior financial officer of Borrower that said financial statements are accurate, showing the calculations confirming Borrower's compliance with all financial covenants and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default;

         (g) not later than ninety (90) days after and as of the end of each fiscal year, a reviewed financial statement of OilQuip, prepared by a recognized independent accounting firm acceptable to Bank, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles; and

         (h) from time to time such other information as Bank may reasonably request.

         SECTION 4.4 COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

         SECTION 4.5 INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request Schedules setting forth all insurance then in effect.

         SECTION 4.6 FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

         SECTION 4.7 TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

         SECTION 4.8 LITIGATION. Promptly give notice in writing to Bank of all litigation pending or threatened against Borrower with claims in excess of $25,000.00 in the aggregate.

         SECTION 4.9 FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

         (a) Tangible Net Worth not at any time less than eighty-five percent (85%) of Tangible Net Worth as of the date hereof (plus seventy-five percent (75%) of cumulative net income after the date hereof, excluding any fiscal quarters in which net income is negative), plus one hundred percent (100%) of equity offerings after the date hereof, with "Tangible Net Worth" defined herein as the aggregate of total stockholders' equity plus the Seller Note less any intangible assets.

         (b) Fixed Charge Coverage Ratio not less than 1.1 to 1.0 for the twelve
(12) month period ending on the last day of each fiscal quarter, beginning with the fiscal quarter ending March 31, 2001, with "EBITDA" defined herein as net income plus interest charges, plus taxes, plus depreciation, amortization and non-cash charges on a trailing twelve (12) month basis and with "Fixed Charge Coverage Ratio" defined herein as (i) EBITDA plus applicable operating lease payments less unfinanced capital expenditures divided by (ii) the aggregate of total interest charges (excluding any applicable paid-in-kind ("PIK") charges), scheduled principal payments, operating lease payments, cash dividends paid, and paid taxes for the same period. Through the September 30, 2001, compliance date, EBITDA and these charges, excluding unfinanced capital expenditures, will be annualized.

         (c) Total Funded Debt to EBITDA Ratio not more than 3.25 to 1.0 through December 31, 2001; 2.50 to 1.0 through December 31, 2002; and 2.0 to 1.0 thereafter, with "Total Funded Debt to EBITDA Ratio" defined as Total Funded Debt divided by the twelve (12) trailing months EBITDA. "Total Funded Debt" is defined herein as all interest-bearing obligations of Borrower, whether secured or unsecured, senior or subordinated, excluding the Seller Note. Through the September 30, 2001, compliance date, EBITDA will be annualized to calculate the Total Funded Debt to EBITDA Ratio.

         SECTION 4.10 NOTICE TO BANK. Promptly (but in no event more than five
(5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $250,000.00.

                                    ARTICLE V
                               NEGATIVE COVENANTS
                               ------------------

         Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

         SECTION 5.1 USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

         SECTION 5.2 CAPITAL EXPENDITURES. Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of $500,000.00.

         SECTION 5.3 LEASE EXPENDITURES. Incur with respect to any personal property operating lease expense in any fiscal year in excess of an aggregate of $750,000, including operating lease payments related to that certain sale/leaseback transaction of even date herewith between Borrower and Wells Fargo Equipment Finance, Inc.

         SECTION 5.4 OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank on SCHEDULE 5.4 attached hereto.

         SECTION 5.5 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

         SECTION 5.6 GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

         SECTION 5.7 LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof.

         SECTION 5.8 DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

         SECTION 5.9 PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing in favor of Bank, Wells Fargo Energy Capital, Inc. (which shall only be a second lien behind Bank's lien) or Wells Fargo Equipment Finance, Inc. (which shall only be a third lien behind Bank's lien) or which is existing as of, and disclosed to Bank in writing prior to, the date hereof.

         SECTION 5.10 SALES AND LEASEBACKS. Enter into any arrangement, directly or indirectly, with any person whereby Borrower shall sell or transfer any of its property, whether now owned or hereafter acquired, and whereby Borrower shall then or thereafter rent or lease as lessee such property or any part thereof or other property which Borrower intends to use for substantially the same purpose or purposes as the property is sold or transferred (except for that certain sale/leaseback transaction of even date herewith between Borrower and Wells Fargo Equipment Finance, Inc.

         SECTION 5.11 NATURE OF BUSINESS. Allow any material change to be made in the character of Borrower's business as an oilfield service provider.

         SECTION 5.12 LIMITATION ON LEASES. Create, incur, assume or permit to exist any obligation for the payment of rent or hire of property of any kind whatsoever under leases or lease agreements which would cause the aggregate amount of all payments made by Borrower pursuant to all such leases or lease agreements to exceed $50,000.00 in any twelve (12) month period.

         SECTION 5.13 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any affiliate of Borrower unless such transactions are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it to Borrower than Borrower would obtain in a comparable arm's-length transaction with a person not an affiliate.

                                   ARTICLE VI
                                EVENTS OF DEFAULT
                                -----------------

         SECTION 6.1 The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

         (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

         (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

         (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any guarantor hereunder has incurred any debt or other liability to any person or entity, including Bank.

         (e) The filing of a notice of judgment lien against Borrower or any guarantor hereunder; or the recording of any abstract of judgment against Borrower or any guarantor hereunder in any county in which Borrower or such guarantor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any guarantor hereunder; or the entry of a judgment against Borrower or any guarantor hereunder. Notwithstanding the foregoing, there shall not be an Event of Default upon the filing of notices of judgment lien, the recording of abstracts of judgment, or the entries of judgment against Borrower or any guarantor hereunder if the aggregate amount of all such judgments is less than $50,000 and such judgments are released within sixty (60) days of the filing, recording or entry of such judgment.

         (f) Borrower or any guarantor hereunder shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any guarantor hereunder shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any guarantor hereunder, or Borrower or any such guarantor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any such guarantor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any such guarantor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

         (g) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

         (h) The death or incapacity of Borrower or any guarantor hereunder. The dissolution or liquidation of Borrower or any guarantor hereunder; or Borrower or any such guarantor, or any of its their directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such guarantor.

         (i) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the common stock of stockholders' equity in Borrower.

         (j) The sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, without Bank's prior written consent, of all or any part of or interest in any real property collateral required hereby.

         (k) An event which is a material adverse change (as such term is used in Section 3.1(c) hereof) shall have occurred and is continuing.

         (l) The determination by any court that any provision of any Loan Document is invalid.

         SECTION 6.2 REMEDIES. Upon (a) the occurrence of any Event of Default under subsection 6.1(f) above, all Indebtedness including all principal and accrued and unpaid interest outstanding under each of the Loan Documents shall become automatically due and payable and the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; (b) the occurrence of any other Event of Default, all Indebtedness including all principal and accrued interest outstanding under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are hereby expressly waived by each Borrower, and the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate. Upon acceleration of the Indebtedness, Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

         SECTION 7.1 NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

         SECTION 7.2 NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

         BORROWER:                  MOUNTAIN COMPRESSED AIR, INC.
                                    2466 Commerce Blvd.
                                    Grand Junction, CO  81505

         BANK: WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION 1000 Louisiana, 3rd Floor
                                    Houston, Texas  77002

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

         SECTION 7.3 COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity, (d) the performance, prior to the date hereof and after an Event of Default, of an asset appraisal by an independent qualified appraiser approved by Bank; and (e) up to two (2) collateral audits performed by Bank per fiscal year with respect to the collateral or any other matters relating to the loans provided for in this Agreement and/or Borrower's compliance with the terms and provisions of this Agreement; PROVIDED, HOWEVER, Borrower's out-of-pocket cost and expense under this subsection (e) shall be limited to $3,500 per collateral audit.

         SECTION 7.4 SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, any guarantor hereunder or the business of such guarantor, or any collateral required hereunder.

         SECTION 7.5 AMENDMENT. This Agreement may be amended or modified only in writing signed by each party hereto.

         SECTION 7.6 NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action-or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

         SECTION 7.7 TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

         SECTION 7.8 SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         SECTION 7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

         SECTION 7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         SECTION 7.11 SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in the Loan Documents, in no event shall any Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with any Loan Documents, or in any communication by or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under the Loan Documents shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this Paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of any Loan Documents shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Bank, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if any of the Loan Documents has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of each of the Loan Documents, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of the Loan Documents does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with any of the Loan Documents which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of such Loan Documents, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Bank. The terms of this Paragraph shall be deemed to be incorporated into each of the other Loan Documents.

         To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Bank hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Bank's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

         SECTION 7.12 RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (a) Borrower hereby authorizes Bank, at any time and from time to time, without notice, which is hereby expressly waived by each Borrower, and whether or not Bank shall have declared any credit subject hereto to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under the Loan Documents (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Bank to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Bank, in its sole discretion, may elect. Borrower hereby grants to Bank a security interest in all deposits and accounts maintained with Bank and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Bank under the Loan Documents.

         SECTION 7.13 BUSINESS PURPOSE. Borrower represents and warrants that each credit subject hereto is for a business, commercial, investment, agricultural or other similar purpose and not primarily for a personal, family or household use.

         SECTION 7.14 ARBITRATION.

         (a) ARBITRATION. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

         (b) GOVERNING RULES. Any arbitration proceeding will (i) proceed in a location in Texas selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

         (c) NO WAIVER OF PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in Sections (i), (ii) and (iii) of this paragraph.

         (d) ARBITRATOR QUALIFICATIONS AND POWERS. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Texas with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Texas and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (e) DISCOVERY. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

         (f) CLASS PROCEEDINGS AND CONSOLIDATIONS. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

         (g) PAYMENT OF ARBITRATION COSTS AND FEES. The arbitrator shall award all costs and expenses of the arbitration proceeding.

         (h) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

         SECTION 7.15 ASSIGNMENTS AND PARTICIPATIONS.

         (a) Borrower may not assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of Bank. Should Borrower attempt to assign its rights hereunder, Bank's obligations hereunder will immediately cease and Bank shall be entitled to all commitment fees, up-front fees, documentation fees, appraisal fees, audit fees, and due diligence fees referred to herein.

         (b) Bank may, upon the written consent of Borrower, if no Event of Default has occurred and is continuing (which consent will not be unreasonably withheld), assign to one or more assignees all or a portion of its rights and obligations under this Agreement. Borrower's consent will not be required if the assignment is to an affiliate of Bank. Any such assignment will become effective upon the execution and delivery to Bank of an Assignment Agreement (the "Assignment") and the consent of Borrower, if required. Promptly after receipt of an executed Assignment, Bank shall send to Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, Borrower, will, at its own expense, execute and deliver new notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section, the assignee will have all the rights and interests of Bank under this Agreement and the other Loan Documents. The assignor shall be relieved of its obligations hereunder to the extent of such assignment.

         (c) Bank may transfer, grant or assign participations in all or any part of Bank's interests hereunder pursuant to this Section to any person, PROVIDED that: (i) Bank shall remain "Bank" for all purposes of this Agreement; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any obligations or extend the final maturity of the commitments or loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the commitments or loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the obligations or release all or substantially all of the collateral (except as provided in the Loan Documents) supporting any of the commitments or loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Loan Documents (the participant's rights against Bank in respect of such participation to be those set forth in the agreement with Bank creating such participation), and all amounts payable by Borrower hereunder shall be determined as if Bank had not sold such participation, PROVIDED that such participant shall be entitled to be indemnified under Section 7.16 hereof.

         (d) Bank may furnish any information concerning Borrower in the possession of Bank from time to time to assignees and participants (including prospective assignees and participants).

         SECTION 7.16 INDEMNIFICATION. Borrower agrees:

         (a) to indemnify Bank, each assignee or participant hereunder, each of their Affiliates and each of their officers, directors, employees, representatives, agents, attorneys, accountants and experts ("INDEMNIFIED PARTIES") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, the Indemnity Matters (hereafter defined) which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by Borrower of the proceeds of any of the Loans or Letters of Credit, (ii) the execution, delivery and performance of the Loan Documents, (iii) the operations of the business of Borrower, (iv) the failure of Borrower to comply with the terms of any Loan Document or this Agreement, or with any applicable law, (v) any inaccuracy of any representation or any breach of any warranty of Borrower or any Guarantor set forth in any of the Loan Documents, (vi) the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, or (vii) the payment of a drawing under any Letter of Credit notwithstanding the non-compliance, non-delivery or other improper presentation of the manually executed draft(s) and certification(s), (viii) any assertion that any Indemnified Party was not entitled to receive the proceeds received pursuant to the Loan Documents or (ix) any other aspect of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and including all Indemnity Matters arising by reason of the ordinary negligence of any Indemnified Party, but excluding all Indemnity Matters arising solely by reason of claims between the Bank or any assignee or participant, or any such party's shareholders against Bank or any assignee or participant or by reason of the gross negligence or willful misconduct on the part of the Indemnified Party. "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such person whether caused by the sole or concurrent negligence of such person seeking indemnification.

         SECTION 7.17 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF BANK IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

MOUNTAIN COMPRESSED AIR, INC.                        WELLS FARGO BANK TEXAS,
                                                     NATIONAL ASSOCIATION


By:     /s/ MUNAWAR H. HIDAYATALLAH                  By:     /s/ BRET C. WEST
        ----------------------------                         ------------------
Name:    Munawar H. Hidayatallah                     Name:    Bret C. West
Title:   Chairman and Chief Executive Officer        Title:   Vice President

                                   EXHIBIT "A"

EXHIBIT A
LINE OF CREDIT


REVOLVING LINE OF CREDIT NOTE


$500,000.00                                                      Houston, Texas
                                                               February 6, 2001

         FOR VALUE RECEIVED, the undersigned MOUNTAIN COMPRESSED AIR, INC., a Texas corporation ("Borrower"), promises to pay to the order of WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Bank") at its office at 1000 Louisiana, 3rd Floor, Houston, Texas, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Hundred Thousand and No/100 Dollars ($500,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

         (a) INTEREST. The Borrower agrees to pay interest at the Bank's address listed above on the unpaid principal note hereof and, to the extent permitted by law, the accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth on the Addendum attached hereto and incorporated herein for all purposes.

         (b) PAYMENT OF INTEREST. Interest accrued on this Note shall be payable on the last day of each April, July, October, and January of each year, commencing on the first such day after the date of this Note and on maturity hereof.

         (c) DEFAULT INTEREST. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed) equal to two percent (2%) above the rate of interest from time to time applicable to this Note, but in no event at a rate greater than the Maximum Rate.

BORROWING AND REPAYMENT:

         (a) BORROWING AND REPAYMENT. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on January 31, 2002.

         (b) ADVANCES. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of
(i) _____________________ or ___________________, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any deposit account of any Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower. The amount and date of each advance requested hereunder shall be designated by an authorized representative's execution of a Borrowing Request to be received by the Bank at least one (1) Business Day prior to the date of such loan, which date shall be a Business Day. Each advance requested hereunder shall be made at the office of the Bank, and shall be funded prior to 2:00 p.m. Houston time on the day so requested in immediately available funds in the amount so requested.

         (c) APPLICATION OF PAYMENTS. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

EVENTS OF DEFAULT:

         The occurrence of any of the following shall constitute an "Event of Default" under this Note:

         (a) The failure to pay any principal, interest, fees or other charges when due hereunder or under any contract, instrument or document executed in connection with this Note.

         (b) The filing of a petition by or against any Borrower, any guarantor of this Note or any general partner or joint venturer in any Borrower which is a partnership or a joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a "Third Party Obligor") under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of any Borrower or Third Party Obligor; any Borrower or Third Party Obligor becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of any Borrower or Third Party Obligor.

         (c) The death or incapacity of any individual Borrower or Third Party Obligor, or the dissolution or liquidation of any Borrower or Third Party Obligor which is a corporation, partnership, joint venture or other type of entity.

         (d) Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which any Borrower or Third Party Obligor has incurred any obligation for borrowed money, any purchase obligation, or any other liability of any kind to any person or entity, including the holder.

         (e) Any financial statement provided by any Borrower or Third Party Obligor to Bank proves to be incorrect, false or misleading in any material respect.

         (f) Any sale or transfer of all or a substantial or material part of the assets of any Borrower or Third Party Obligor other than in the ordinary course of its business.

         (g) Any violation or breach of any provision of, or any defined event of default under, any addendum to this Note or any other promissory note or any credit agreement (including without limitation that certain Credit Agreement dated as of even date herewith between Borrower and the Bank), guaranty, security agreement, deed of trust, mortgage, pledge agreement, subordination agreement, or other document executed in connection with or securing this Note.

MISCELLANEOUS:

         (a) REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and accrued and unpaid interest outstanding hereunder to be immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel to the extent permissible), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

         (b) OBLIGATIONS JOINT AND SEVERAL. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

         (c) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS. ANY ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NOTE AGAINST THE BORROWER OR ANY THIRD PARTY OBLIGOR MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS. BORROWER AND EACH THIRD PARTY OBLIGOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS,

AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ANY THIRD PARTY OBLIGOR OR WITH RESPECT TO ANY COLLATERAL IN ANY STATE OR FEDERAL COURT IN ANY OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY THE BORROWER OR ANY THIRD PARTY OBLIGOR AGAINST LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN HARRIS COUNTY, TEXAS.

         (d) SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note, or in any contract, instrument or document evidencing or securing the payment hereof or otherwise relating hereto (each, a "Related Document"), in no event shall this Note or any Related Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Note or any Related Document, or in any communication by Bank or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Note shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of this Note or any Related Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Bank, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if this Note or any Related Document has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of this Note and each Related Document, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of this Note or any Related Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Note and any Related Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note or such Related Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Bank. The terms of this paragraph shall be deemed to be incorporated into each Related Document.

         To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Bank hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Bank's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

         (e) RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (i) Borrower hereby authorizes Bank, at any time and from time to time, without notice, which is hereby expressly waived by Borrower, and whether or not Bank shall have declared this Note to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under this Note (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Bank to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Bank, in its sole discretion, may elect. Borrower hereby grants to Bank a security interest in all deposits and accounts maintained with Bank and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Bank under this Note.

         (f) CERTAIN TRI-PARTY ACCOUNTS. Borrower and Bank agree that Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts and revolving triparty accounts) shall not apply to any revolving loan accounts created under this Note or maintained in connection herewith.

NOTICE: THIS NOTE AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                            MOUNTAIN COMPRESSED AIR, INC.

                                            By: /S/ MUNAWAR H. HIDAYATALLAH
                                                -------------------------------
                                                     Munawar H. Hidayatallah
                                                     Chairman and CEO

                                   EXHIBIT "B"

EXHIBIT B
TERM NOTE

TERM NOTE


$3,550,000.00                                                    Houston, Texas
February 6, 2001

         FOR VALUE RECEIVED, the undersigned MOUNTAIN COMPRESSED AIR, INC., a Texas corporation ("Borrower"), promises to pay to the order of WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Bank") at its office at 1000 Louisiana, 3rd Floor, Houston, Texas, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Five Hundred Fifty Thousand and No/100 Dollars ($3,550,000.00), with interest thereon as set forth herein.

DEFINITIONS:

         As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

         (a) " Base Rate" means the higher of (a) Prime Rate per annum in effect on that day, and (b) Federal Fund Rate in effect on that day as announced by the Federal Reserve Bank of New York, plus 0.5% per annum

         (b) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in Texas are authorized or required by law to close.

         (c) "Credit Agreement" means that certain Credit Agreement between Bank and Borrower of even date herewith.

         (d) "Fixed Rate Term" means a period commencing on a Business Day and continuing for one, two, three or six months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than Five Hundred Thousand and No/100 Dollars ($500,000.00) and in multiples of One Hundred Thousand and No/100 Dollars ($100,000.00) thereafter; and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

         (e) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =                   Base LIBOR
                          ----------------------------------------------
                          100% - LIBOR Reserve Percentage

                  (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

                  (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

         (f) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.


         (g) "Total Funded Debt" shall have the meaning ascribed to it in the Credit Agreement.

INTEREST:

         (a) INTEREST. The Borrower agrees to pay interest at the Bank's address listed above on the unpaid principal note hereof and, to the extent permitted by law, the accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth on the Addendum attached hereto and incorporated herein for all purposes.

         (b) SELECTION OF INTEREST RATE OPTIONS. At any time any portion of this Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At the time this
Note is disbursed or Borrower wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and
(iii) for each LIBOR selection, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone (or such other electronic method as Bank may permit) so long as, with respect to each LIBOR selection, (A) if requested by Bank, Borrower provides to Bank written confirmation thereof not later than three (3) Business Days after such notice is given, and (B) such notice is given to Bank prior to 10:00 a.m. on the first day of the Fixed Rate Term, or at a later time during any Business Day if Bank, at it's sole option but without obligation to do so, accepts Borrower's notice and quotes a fixed rate to Borrower. If Borrower does not immediately accept a fixed rate when quoted by Bank, the quoted rate shall expire and any subsequent LIBOR request from Borrower shall be subject to a redetermination by Bank of the applicable fixed rate. If no specific designation of interest is made at the time this Note is disbursed or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for this Note or the principal amount to which such Fixed Rate Term applied.

         (c) TAXES AND REGULATORY COSTS. Borrower shall pay to Bank immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

         (d) DEFAULT INTEREST. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed) equal to two percent (2%) above the rate of interest from time to time applicable to this Note, but in no event at a rate greater than the Maximum Rate.

BORROWINGS:

         (a) Borrower may from time to time from the date of this Note up to and including January 31, 2004, borrow and partially or wholly repay its outstanding borrowings, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that amounts repaid may not be reborrowed; and provided further, that the total borrowings under this Note shall not exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder.

         (b) All Base Rate borrowings shall be in amounts of at least Ten Thousand and No/100 Dollars ($10,000.00), and all LIBOR borrowings shall be in amounts of at least Five Hundred Thousand and No/100 Dollars ($500,000.00) and in multiples of One Hundred Thousand and No/100 Dollars ($100,000.00) thereafter.

         (c) The amount and date of each Base Rate borrowing shall be designated by an authorized representative of the Borrower requesting such borrowing in form and substance satisfactory to Bank, at Bank's sole discretion, and such borrowing request shall be received by the Bank at least one (1) Business Day prior to the date of such loan, which date shall be a Business Day. Each Base Rate loan shall be made at the office of the Bank and shall be funded prior to 2:00 p.m. Houston time, on the day so requested and immediately available fund in the amount so requested.

         (d) The amount and date of each LIBOR borrowing shall be designated by an authorized representative of the Borrower requesting such borrowing in form and substance satisfactory to Bank, at Bank's sole discretion, and such borrowing request shall be received by the Bank at least three (3) Business Days prior to the date of such loan, which date shall be a Business Day. Each LIBOR loan shall be made at the office of the Bank and shall be funded prior to 2:00 p.m. Houston time, on the day so requested and immediately available fund in the amount so requested.

REPAYMENT AND PREPAYMENT:

         (a) REPAYMENT. Principal shall be payable on the last day of each April, July, October and January (each a "Quarterly Date") in installments of One Hundred Forty-Seven Thousand Nine Hundred Sixteen and 67/100 Dollars ($147,916.67) each, commencing on the first Quarterly Date after the date of this Note, and upon maturity hereof.

         (b) APPLICATION OF PAYMENTS. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Base Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first.

         (c) PREPAYMENT.

                  BASE RATE. Borrower may prepay this Note provided that all terms in the Credit Agreement and herein are complied with (including the payment of any prepayment penalties required in the Credit Agreement). As provided herein, Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Base Rate at any time and in the minimum amount of One Hundred Thousand and No/100 Dollars ($100,000.00); PROVIDED, HOWEVER, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal hereof.

                  LIBOR. Borrower may prepay this Note provided that all terms in the Credit Agreement and herein are complied with (including the payment of any prepayment penalties required in the Credit Agreement). As provided herein, Borrower may prepay principal on any portion of this Note which bears interest determined in relation to LIBOR at any time and in the minimum amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) and in One Hundred Thousand and No/100 Dollars ($100,000.00) multiples thereafter); PROVIDED, HOWEVER, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

                  (i) DETERMINE the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

                  (ii) SUBTRACT from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

                  (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank.

         In addition, if Borrower makes an optional or required prepayment of a LIBOR loan before the end of the related interest period, or fails to borrow, convert, or extend a LIBOR loan after giving notice thereof, of if a LIBOR loan is converted to Base Rate Loan as a result of certain changes and circumstances, Borrower will reimburse Bank for any related funding losses and losses of anticipated earnings.

         All prepayments of principal on this Note, whether such prepayment is in relation to a Base Rate option or a LIBOR option shall be applied first to reduce the balloon payment due upon maturity hereof, if applicable, and second to reduce the most remote of the principal installment or installments then unpaid.

EVENTS OF DEFAULT:

         The occurrence of any of the following shall constitute an "Event of Default" under this Note:

         (a) The failure to pay any principal, interest, fees or other charges when due hereunder or under any contract, instrument or document executed in connection with this Note.

         (b) The filing of a petition by or against any Borrower, any guarantor of this Note or any general partner or joint venturer in any Borrower which is a partnership or a joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a "Third Party Obligor") under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of any Borrower or Third Party Obligor; any Borrower or Third Party Obligor becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of any Borrower or Third Party Obligor.

         (c) The death or incapacity of any individual Borrower or Third Party Obligor, or the dissolution or liquidation of any Borrower or Third Party Obligor which is a corporation, partnership, joint venture or other type of entity.

         (d) Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which any Borrower or Third Party Obligor has incurred any obligation for borrowed money, any purchase obligation, or any other liability of any kind to any person or entity, including the holder.

         (e) Any financial statement provided by any Borrower or Third Party Obligor to Bank proves to be incorrect, false or misleading in any material respect.

         (f) Any sale or transfer of all or a substantial or material part of the assets of any Borrower or Third Party Obligor other than in the ordinary course of its business.

         (g) Any violation or breach of any provision of, or any defined event of default under, any addendum to this Note or any other promissory note or any credit (including, without limitation, the Credit Agreement) agreement, guaranty, security agreement, deed of trust, mortgage or other document executed in connection with or securing this Note.

MISCELLANEOUS:

         (a) REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and accrued and unpaid interest outstanding hereunder to be immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel to the extent permissible), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

         (b) OBLIGATIONS JOINT AND SEVERAL. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

         (c) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS. ANY ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NOTE AGAINST THE BORROWER OR ANY THIRD PARTY OBLIGOR MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS. BORROWER AND EACH THIRD PARTY OBLIGOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ANY THIRD PARTY OBLIGOR OR WITH RESPECT TO ANY COLLATERAL IN ANY STATE OR FEDERAL COURT IN ANY OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY THE BORROWER OR ANY THIRD PARTY OBLIGOR AGAINST LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN HARRIS COUNTY, TEXAS.

         (d) SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note, or in any contract, instrument or document evidencing or securing the payment hereof or otherwise relating hereto (each, a "Related Document"), in no event shall this Note or any Related Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Note or any Related Document, or in any communication by Bank or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Note shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of this Note or any Related Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Bank, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if this Note or any Related Document has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of this Note and each Related Document, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of this Note or any Related Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Note and any Related Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note or such Related Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Bank. The terms of this paragraph shall be deemed to be incorporated into each Related Document.

         To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Bank hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Bank's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

         (e) RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (i) Borrower hereby authorizes Bank, at any time and from time to time, without notice, which is hereby expressly waived by Borrower, and whether or not Bank shall have declared this Note to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under this Note (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Bank to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Bank, in its sole discretion, may elect. Borrower hereby grants to Bank a security interest in all deposits and accounts maintained with Bank and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Bank under this Note.

NOTICE: THIS NOTE AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                            MOUNTAIN COMPRESSED AIR, INC.

                                            By: /S/ MUNAWAR H. HIDAYATALLAH
                                                --------------------------------
                                                    Munawar H. Hidayatallah
                                                    Chairman and CEO

                                   EXHIBIT "C"


EXHIBIT C
DELAYED DRAW NOTE


DELAYED DRAW TERM NOTE


$500,000.00                                                       Houston, Texas
February 6, 2001

         FOR VALUE RECEIVED, the undersigned MOUNTAIN COMPRESSED AIR INC., a Texas corporation ("Borrower") promises to pay to the order of WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Bank") at its office at 1000 Louisiana, 3rd Floor, Houston, Texas, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Hundred Thousand and No/100 Dollars ($500,000.00), with interest thereon as set forth herein.

DEFINITIONS:

         As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

         (a) " Base Rate" means the higher of (a) Prime Rate per annum in effect on that day, and (b) Federal Fund Rate in effect on that day as announced by the Federal Reserve Bank of New York, plus 0.5% per annum

         (b) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in Texas are authorized or required by law to close.

         (c) "Credit Agreement" means that certain Credit Agreement between Bank and Borrower of even date herewith.

         (d) "Fixed Rate Term" means a period commencing on a Business Day and continuing for one, two, three or six months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than Five Hundred Thousand and No/100 Dollars ($500,000.00) and in multiples of One Hundred Thousand and No/100 Dollars ($100,000.00) thereafter; and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

         (e) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =                 Base LIBOR
                        ----------------------------------------------
                        100% - LIBOR Reserve Percentage

         (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

         (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

         (f) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

         (g) Total Funded Debt shall have the meaning ascribed to it in the Credit Agreement.

INTEREST:

         (a) INTEREST. The Borrower agrees to pay interest at the Bank's address listed above on the unpaid principal note hereof and, to the extent permitted by law, the accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth on the Addendum attached hereto and incorporated herein for all purposes.

         (b) SELECTION OF INTEREST RATE OPTIONS. At any time any portion of this Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At the time this
Note is disbursed or Borrower wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and
(iii) for each LIBOR selection, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone (or such other electronic method as

Bank may permit) so long as, with respect to each LIBOR selection, (A) if requested by Bank, Borrower provides to Bank written confirmation thereof not later than three (3) Business Days after such notice is given, and (B) such notice is given to Bank prior to 10:00 a.m. on the first day of the Fixed Rate Term, or at a later time during any Business Day if Bank, at it's sole option but without obligation to do so, accepts Borrower's notice and quotes a fixed rate to Borrower. If Borrower does not immediately accept a fixed rate when quoted by Bank, the quoted rate shall expire and any subsequent LIBOR request from Borrower shall be subject to a redetermination by Bank of the applicable fixed rate. If no specific designation of interest is made at the time this Note is disbursed or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for this Note or the principal amount to which such Fixed Rate Term applied.

         (c) TAXES AND REGULATORY COSTS. Borrower shall pay to Bank immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

         (d) DEFAULT INTEREST. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed) equal to four percent (2%) above the rate of interest from time to time applicable to this Note, but in no event at a rate greater than the Maximum Rate.

BORROWINGS:

         (a) Borrower may from time to time from the date of this Note up to and including January 31, 2004, borrow and partially or wholly repay its outstanding borrowings, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that amounts repaid may not be reborrowed; and provided further, that the total borrowings under this Note shall not exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder.

         (b) All Base Rate borrowings shall be in amounts of at least Ten Thousand and No/100 Dollars ($10,000.00), and all LIBOR borrowings shall be in amounts of at least One Hundred Thousand and No/100 Dollars ($100,000.00) or any multiple thereof.

         (c) The amount and date of each Base Rate borrowing shall be designated by an authorized representative of the Borrower requesting such borrowing in form and substance satisfactory to Bank, at Bank's sole discretion, and such borrowing request shall be received by the Bank at least one (1) Business Day prior to the date of such loan, which date shall be a Business Day. Each Base Rate loan shall be made at the office of the Bank and shall be funded prior to 2:00 p.m. Houston time, on the day so requested and immediately available fund in the amount so requested.

         (d) The amount and date of each LIBOR borrowing shall be designated by an authorized representative of the Borrower requesting such borrowing in form and substance satisfactory to Bank, at Bank's sole discretion, and such borrowing request shall be received by the Bank at least three (3) Business Days prior to the date of such loan, which date shall be a Business Day. Each LIBOR loan shall be made at the office of the Bank and shall be funded prior to 2:00 p.m. Houston time, on the day so requested and immediately available fund in the amount so requested.

REPAYMENT AND PREPAYMENT:

         (a) REPAYMENT. Principal shall be payable as provided in the Credit Agreement.

         (b) APPLICATION OF PAYMENTS. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Base Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first.

         (c) PREPAYMENT.

         BASE RATE.
         ----------

                  BASE RATE. Borrower may prepay this Note provided that all terms in the Credit Agreement and herein are complied with (including the payment of any prepayment penalties required in the Credit Agreement). As provided herein, Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Base Rate at any time and in the minimum amount of One Hundred Thousand and No/100 Dollars ($100,000.00); PROVIDED, HOWEVER, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal hereof.

                  LIBOR. Borrower may prepay this Note provided that all terms in the Credit Agreement and herein are complied with (including the payment of any prepayment penalties required in the Credit Agreement). As provided herein, Borrower may prepay principal on any portion of this Note which bears interest determined in relation to LIBOR at any time and in the minimum amount of One Hundred Thousand and No/100 Dollars ($100,000.00) and in One Hundred Thousand and No/100 Dollars ($100,000.00) multiples thereafter); PROVIDED, HOWEVER, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

         (i) DETERMINE the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

         (ii) SUBTRACT from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

         (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank.

         In addition, if Borrower makes an optional or required prepayment of a LIBOR loan before the end of the related interest period, or fails to borrow, convert, or extend a LIBOR loan after giving notice thereof, of if a LIBOR loan is converted to Base Rate Loan as a result of certain changes and circumstances, Borrower will reimburse Bank for any related funding losses and losses of anticipated earnings.

         All prepayments of principal shall be applied on the most remote principal installment or installments then unpaid.

EVENTS OF DEFAULT:

         The occurrence of any of the following shall constitute an "Event of Default" under this Note:

         (a) The failure to pay any principal, interest, fees or other charges when due hereunder or under any contract, instrument or document executed in connection with this Note.

         (b) The filing of a petition by or against any Borrower, any guarantor of this Note or any general partner or joint venturer in any Borrower which is a partnership or a joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a "Third Party Obligor") under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of any Borrower or Third Party Obligor; any Borrower or Third Party Obligor becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of any Borrower or Third Party Obligor.

         (c) The death or incapacity of any individual Borrower or Third Party Obligor, or the dissolution or liquidation of any Borrower or Third Party Obligor which is a corporation, partnership, joint venture or other type of entity.

         (d) Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which any Borrower or Third Party Obligor has incurred any obligation for borrowed money, any purchase obligation, or any other liability of any kind to any person or entity, including the holder.

         (e) Any financial statement provided by any Borrower or Third Party Obligor to Bank proves to be incorrect, false or misleading in any material respect.

         (f) Any sale or transfer of all or a substantial or material part of the assets of any Borrower or Third Party Obligor other than in the ordinary course of its business.

         (g) Any violation or breach of any provision of, or any defined event of default under, any addendum to this Note or any other promissory note or any credit (including, without limitation, the Credit Agreement) agreement, guaranty, security agreement, deed of trust, mortgage or other document executed in connection with or securing this Note.

MISCELLANEOUS:

         (a) REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and accrued and unpaid interest outstanding hereunder to be immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel to the extent permissible), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

         (b) OBLIGATIONS JOINT AND SEVERAL. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

         (c) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS. ANY ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NOTE AGAINST THE BORROWER OR ANY THIRD PARTY OBLIGOR MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS. BORROWER AND EACH THIRD PARTY OBLIGOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ANY THIRD PARTY OBLIGOR OR WITH RESPECT TO ANY COLLATERAL IN ANY STATE OR FEDERAL COURT IN ANY OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY THE BORROWER OR ANY THIRD PARTY OBLIGOR AGAINST LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN HARRIS COUNTY, TEXAS.

         (d) SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note, or in any contract, instrument or document evidencing or securing the payment hereof or otherwise relating hereto (each, a "Related Document"), in no event shall this Note or any Related Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Note or any Related Document, or in any communication by Bank or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Note shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of this Note or any Related Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Bank, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if this Note or any Related Document has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of this Note and each Related Document, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of this Note or any Related Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Note and any Related Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note or such Related Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Bank. The terms of this paragraph shall be deemed to be incorporated into each Related Document.

         To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Bank hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Bank's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

         (e) RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (i) Borrower hereby authorizes Bank, at any time and from time to time, without notice, which is hereby expressly waived by Borrower, and whether or not Bank shall have declared this Note to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under this Note

(whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Bank to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Bank, in its sole discretion, may elect. Borrower hereby grants to Bank a security interest in all deposits and accounts maintained with Bank and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Bank under this Note.

NOTICE: THIS NOTE AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                   MOUNTAIN COMPRESSED AIR, INC.

                                   By: /S/ MUNAWAR H. HIDAYATALLAH
                                       -------------------------------
                                           Munawar H. Hidayatallah
                                           Chairman and Chief Executive Officer

                                   EXHIBIT "D"


                               SECURITY AGREEMENT


         1. GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned MOUNTAIN COMPRESSED AIR, INC., a Texas corporation ("Debtor"), hereby grants and transfers to WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Bank") a security interest in all of the property of Debtor, including, without limitation, the property set forth in EXHIBIT A hereto, further described as follows (collectively, the "Collateral"), but EXCLUDING the property set forth in EXHIBIT B hereto:

         (a) all accounts, deposit accounts, contract rights, chattel paper, instruments, documents, general intangibles and other rights to payment of every kind now existing or at any time hereafter arising;

         (b) all inventory, goods held for sale or lease or to be furnished under contracts for service, or goods so leased or furnished, raw materials, component parts, work in process and other materials used or consumed in Debtor's business, now or at any time hereafter owned or acquired by Debtor, wherever located, and all products thereof, whether in the possession of Debtor, any warehousemen, any bailee or any other person, or in process of delivery, and whether located at Debtor's places of business or elsewhere;

         (c) all warehouse receipts, bills of sale, bills of lading and other documents of every kind (whether or not negotiable) in which Debtor now has or at any time hereafter acquires any interest, and all additions and accessions thereto, whether in the possession or custody of Debtor, any bailee or any other person for any purpose;

         (d) all money and property heretofore, now or hereafter delivered to or deposited with Bank or otherwise coming into the possession, custody or control of Bank (or any agent or bailee of Bank) in any manner or for any purpose whatsoever during the existence of this Agreement and whether held in a general or special account or deposit for safekeeping or otherwise;

         (e) all right, title and interest of Debtor under licenses, guaranties, warranties, management agreements, marketing or sales agreements, escrow contracts, indemnity agreements, insurance policies, service agreements, maintenance agreements and other similar contracts of every kind in which Debtor now has or at any time hereafter shall have an interest;

         (f) all Debtor's goods, tools, machinery, furnishings, furniture and other equipment and fixtures of every kind now existing or hereafter acquired, and improvements, replacements, accessions and additions thereto, whether located on any property owned or leased by Debtor or elsewhere, including without limitation, any of the foregoing now or at any time hereafter located at or installed on the land or in the improvements at any of the real property owned or leased by Debtor, and all such goods after they have been severed and removed from any of said real property;

         (g) All now existing or hereafter acquired general intangibles of every kind and nature, all permits, regulatory approvals, copyrights, patents, trademarks, service marks, trade names, mask works, goodwill, licenses and all other intellectual property owned by Debtor or used in Debtor's business; and

         (h) all Debtor's motor vehicles, trailers, mobile homes, boats, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by Debtor or elsewhere; together with whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any cause of action affecting or relating to any of the foregoing (collectively, "Proceeds").

         2. OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Bank;
(b) all obligations of Debtor and rights of Bank under this Agreement; and (c) all present and future obligations of Debtor to Bank of other kinds. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, including, without limitation, all obligations of Debtor to Bank under letter of credit agreements and applications, liquidated or unliquidated, determined or undetermined, and whether Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable including, without limitation, that certain (i) Term Note dated of even date herewith in the original principal amount of $3,550,000.00; (ii) Delayed Draw Term Note dated of even date herewith in the original principal amount of $500,000.00; and (iii) Revolving Line of Credit Note dated of even date herewith in the original principal amount of $500,000.00; all executed by Debtor and payable to the order of Bank (collectively, the "Notes") pursuant to that certain Credit Agreement dated of even date herewith between Debtor and Bank (the "Credit Agreement); and all renewals, extensions, rearrangements, amendments, modifications, and/or increases of any of the aforesaid.

         3. TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Bank including, without limitation, the payment of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor, existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

         4. OBLIGATIONS OF BANK. Bank has no obligation to make any loans hereunder. Any money received by Bank in respect of the Collateral may be deposited, at Bank's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.

         5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that: (a) Debtor is the owner and has possession or control of the Collateral and Proceeds; (b) Debtor has the right to grant a security interest in the Collateral and Proceeds; (c) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby in favor of Bank (which shall be a first lien), any lien created in favor of Wells Fargo Energy Capital, Inc. (which shall be a second lien behind Bank's lien), any lien created in favor of Wells Fargo Equipment Finance, Inc. (which shall be a third lien behind Bank's lien), or as otherwise agreed to by Bank, or as heretofore disclosed by Debtor to Bank, in writing; (d) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (e) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, Wells Fargo Energy Capital, Inc. or Wells Fargo Equipment Finance, Inc., is on file in any public office; (f) where Collateral consists of rights to payment, all persons appearing to be obligated on the Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, all property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of Debtor in such property, and all such Collateral and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any State consumer credit laws; (g) where the Collateral consists of equipment, Debtor is not in the business of selling goods of the kind included within such Collateral, and Debtor acknowledges that no sale of any such Collateral, including without limitation, any such Collateral which Debtor may deem to be surplus, has been consented to or acquiesced in by Bank, except as specifically set forth in writing by Bank; and (h) none of the Collateral at this time constitutes fixtures and in the event it should in the future, should Debtor acquire fixtures, at least thirty (30) days prior thereto, Debtor shall notify Bank thereof, furnish Bank with a description of said fixtures, furnish Bank with a description of the real estate to which the fixtures are attached, and execute all such documents as may be required by Bank to properly perfect Bank's first priority security interest therein.

         6. COVENANTS OF DEBTOR.

         (a) Debtor agrees in general: (i) to pay Indebtedness secured hereby when due; (ii) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the perfection and preservation of the Collateral or Bank's interest therein and/or the realization, enforcement and exercise of Bank's rights, powers and remedies hereunder; (iv) to permit Bank to exercise its powers; (v) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; and (vi) not to change its chief place of business or the places where Debtor keeps any of the Collateral or Debtor's records concerning the Collateral and Proceeds without first giving Bank written notice of the address to which Debtor is moving same.

         (b) Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) where applicable, to insure the Collateral with Bank as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Bank; (ii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith;
(iii) not to remove the Collateral from Debtor's premises, except (A) for deliveries to buyers in the ordinary course of Debtor's business and (B) Collateral which consists of mobile goods as defined in the Texas Business and Commerce Code, the New Mexico Uniform Commercial Code, the Colorado Uniform Commercial Code, or the Utah Uniform Commercial Code, in which case Debtor agrees not to remove or permit the removal of such Collateral from its state of domicile for a period in excess of thirty (30) calendar days; (iv) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (v) not to permit any lien on the Collateral or Proceeds, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of Bank, Wells Fargo Energy Capital, Inc. (which shall be a second lien behind Bank's lien), or Wells Fargo Equipment Finance, Inc. (which shall be a third lien behind Bank's lien); (vi) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except sales of inventory to buyers in the ordinary course of Debtor's business; (vii) to permit Bank to inspect the Collateral at any time; (viii) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (ix) if requested by Bank, to receive and use reasonable diligence to collect Collateral consisting of accounts and other rights to payment and Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Collateral and Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (x) not to commingle Collateral or Proceeds, or collections thereunder, with other property; (xi) to give only normal allowances and credits and to advise Bank thereof immediately in writing if they affect any rights to payment or Proceeds in any material respect; (xii) from time to time, when requested by Bank, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement and to assign in writing and deliver to Bank all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (xiii) in the event Bank elects to receive payments of rights to payment or Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and
(xiv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

         7. POWERS OF BANK. Debtor appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank's officers and employees, or any of them, whether or not Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor's name or otherwise; (b) to give notice to account debtors or others of Bank's rights in the Collateral and Proceeds, to enforce the same and make extension agreements with respect thereto; (c) to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Bank's interest in the Collateral and Proceeds; (g) to receive, open and read mail addressed to Debtor; (h) to take cash, instruments for the payment of money and other property to which Bank is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds;

(k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Bank, at Bank's sole option, toward repayment of the Indebtedness or, where appropriate, replacement of the Collateral; (l) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) to enter onto Debtor's premises in inspecting the Collateral; (n) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness; (o) to preserve or release the interest evidenced by chattel paper to which Bank is entitled hereunder and to endorse and deliver evidences of title incidental thereto; and (p) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

         8. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of Section 15 hereof, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

         9. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any of the Indebtedness, or any obligation, or any defined event of default, under (i) any contract or instrument evidencing any Indebtedness, including without limitation, the Notes, or (ii) any other agreement between Debtor and Bank, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness, including without limitation the Credit Agreement; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein; (d) any attachment or like levy on any property of Debtor; and (e) Bank, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

         10. REMEDIES. Upon the occurrence of any Event of Default, Bank shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Texas Business and Commerce Code (with respect to Collateral located within the State of Texas), the Utah Uniform Commercial Code (with respect to Collateral located within the State of Utah), the Colorado Uniform Commercial Code (with respect to Collateral located within the State of Colorado), and/or the New Mexico Uniform Commercial Code (with respect to Collateral located within the State of New Mexico) or as otherwise provided by law, including without limitation, the right to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. While an Event of Default exists: (a) Debtor will deliver to Bank from time to time, as requested by Bank, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any of the Collateral or Proceeds except on terms approved by Bank; (c) at Bank's request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Bank at a reasonably convenient place designated by Bank; and (d) Bank may, without notice to Debtor, enter onto Debtor's premises and take possession of the Collateral. With respect to any sale by Bank of any Collateral subject to this Agreement, Debtor hereby expressly grants to Bank the right to sell such Collateral using any or all of Debtor's trademarks, trade names, trade name rights and/or proprietary labels or marks.

         11. DISPOSITION OF COLLATERAL AND PROCEEDS. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given. Any proceeds of any disposition of any of the Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect.

         12. STATUTE OF LIMITATIONS. Until all Indebtedness shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale and all other rights, powers, privileges and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

         13. MISCELLANEOUS. (a) Debtor hereby waives any right (i) to require Bank to make any presentment or demand, or give any notices of any kind, including without limitation any notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor, notice of the intention to accelerate or notice of acceleration hereunder, (ii) to direct the application of payments or security for any Indebtedness of Debtor, or indebtedness of customers of Debtor, or (iii) to require proceedings against others or to require exhaustion of security; and (b) Debtor hereby consents to extensions, forbearances or alterations of the terms of Indebtedness, the release or substitution of security, and the release of any guarantors. Until all Indebtedness shall have been paid in full, Debtor shall not have any right of subrogation or contribution, and Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Bank. Unless otherwise prohibited by law, any requirement of reasonable notice to Debtor with respect to the sale or other disposition of Collateral shall be met if such notice is given pursuant to the requirements of
Section 14 hereof at least 5 days before the date of any public sale or the date after which any private sale or other disposition will be made.

         14. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or personal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

         15. COSTS, EXPENSES AND ATTORNEYS' FEES. Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel), incurred by Bank in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor from the date of demand to the date paid in full with interest at the maximum rate permitted by applicable law.

         16. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

         17. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         18. GOVERNING LAW. Unless otherwise provided herein, this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         19. SUBMISSION TO JURISDICTION.

         (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, DEBTOR HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY
LAW) IN RESPECT OF THE COLLATERAL, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. DEBTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE BANK FROM OBTAINING JURISDICTION OVER DEBTOR IN ANY COURT OTHERWISE HAVING JURISDICTION.

         (b) DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO DEBTOR AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST DEBTOR OR THE COLLATERAL IN ANY OTHER JURISDICTION.

         18. WAIVER OF JURY TRIAL. To the fullest extent permitted by applicable law, Debtor hereby irrevocably and expressly waives all right to a trial by jury in any action, proceeding, or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this agreement or the transactions contemplated thereby or the actions of Bank in the negotiation, administration or enforcement thereof.

         Debtor warrants that its chief executive office is located at the following address: 2466 Commerce Blvd., Grand Junction, CO 81505.

         Debtor warrants that the Collateral (except goods in transit) is located or domiciled at the following additional addresses: 1110 West Sategna, Bloomfield, New Mexico, 87413.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of February 6, 2001.

                                        MOUNTAIN COMPRESSED AIR, INC.,
                                        a Texas corporation


                                        By: /s/ Munawar H. Hidayatallah
                                            ------------------------------------
                                            Munawar H. Hidayatallah
                                            Chairman and Chief Executive Officer

                                  Exhibit "A"



                  [A LIST OF ASSETS BEING PURCHASED AT CLOSING
                         IMMEDIATELY FOLLOWS THIS PAGE]

                                  Exhibit "B"



     [A LIST OF ASSETS BEING FINANCED BY WELLS FARGO EQUIPMENT FINANCE, INC.
                 LEASING COMPANY IMMEDIATELY FOLLOWS THIS PAGE]

                                  SCHEDULE 5.4



1. Liabilities of Borrower to Wells Fargo Energy Capital, Inc. pursuant to that certain Credit Agreement dated as of February 6, 2001;

2. Liabilities of Borrower to Wells Fargo Equipment Finance, Inc. pursuant to that certain Master Lease dated as of January 31, 2001; and

3. Liabilities of Borrower pursuant to that certain Asset Purchase Agreement dated as of February 6, 2001.